UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): November 27, 2007
                              HOME FEDERAL BANCORP
             (Exact Name of Registrant as Specified in Its Charter)

            Indiana                    000-18847               35-1807839
 (State or Other Jurisdiction    (Commission File Number)     (IRS Employer
       of Incorporation)                                     Identification No.)

         501 Washington Street, Columbus, Indiana                  47201
         (Address of Principal Executive Offices)               (Zip Code)

                                 (812) 522-1592
              (Registrant's Telephone Number, Including Area Code)
                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On August 8, 2006, the Securities and Exchange Commission approved a new NASDAQ listing standard which requires listed companies to be eligible for participation in the Direct Registration System ("DRS"), which is currently administered by the Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. To meet DRS requirements and comply with the new NASDAQ listing standards, the Board of Directors of the Corporation amended Article VI of the Corporation's Code of By-Laws (the "By-Laws"), effective as of November 27, 2007, to permit the issuance of uncertificated shares, upon adoption by the Corporation's Board of Directors of a resolution authorizing such issuance. At a meeting held on November 27, 2007, the Board of Directors also adopted a resolution authorizing uncertificated shares as of January 1, 2008.

      The full text of the Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report, and amended Article VI thereof is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

      (d) Exhibits

      Exhibit No.        Description
      -----------        ----------------------------------------------------

          3.1            Amended and Restated Code of By-Laws of Home Federal
                         Bancorp


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 27, 2007                              HOME FEDERAL BANCORP

                                                     By:/s/Mark T. Gorski
                                                     ---------------------------
                                                     Mark T. Gorski, Executive
                                                     Vice President and Chief
                                                     Financial Officer